UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2021

GREENBOX POS

(Exact name of registrant as specified in its charter)

Nevada	001-34294	22-3962936
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3131 Camino Del Rio North, Suite 1400

San Diego, CA 92108

(Address of principal executive offices)

(619) 631 8261

(Registrant’s telephone number, including area code)

           N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GBOX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

GreenBox POS (the “Company”) held its Annual Meeting of Stockholders on November 18, 2021 (the “Annual Meeting”).

At the Annual Meeting, the stockholders of the Company voted to approve the Company’s adoption of certain amendments to the Company’s Articles of Incorporation (the “Amended and Restated Articles of Incorporation”).

Additional information regarding the Company’s Amended and Restated Articles of Incorporation, including the terms thereof, is set forth in the definitive proxy statement filed with the U.S. Securities and Exchange Commission on October 18, 2021, and is incorporated herein by reference. Such information and the foregoing description of the Amended and Restated Articles of Incorporation do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended and Restated Articles of Incorporation, a copy of which is attached to this Current Report as Exhibit 3.1 and is incorporated herein by reference.

The Company filed the Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada on December 22, 2021, which was effective upon filing.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
3.1	Amended and Restated Articles of Incorporation of GreenBox POS, filed with the Secretary of State of Nevada on December 22, 2021 (Filed herewith).
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENBOX POS

Dated: December 29, 2021	By:	/s/ Ben Errez
Executive Vice President and Chairman